UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 9, 2013
Date of report (Date of earliest event reported)

Amyris, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 9, 2013, Amyris, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) for the following purposes:

•	To elect the three Class III directors nominated by the Company’s Board of Directors (the “Board”) to serve on the Board for a three-year term.

•
To approve an amendment to the Company’s certificate of incorporation to increase the number of total authorized shares from 105,000,000 to 205,000,000 and the number of authorized shares of common stock from 100,000,000 to 200,000,000.

•	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

•	To act upon such other matters properly brought before the Annual Meeting or any postponement or adjournment thereof.

The following Class III directors were elected to the Board based on the following votes:

	For	Withhold	Broker Non-Vote
Philippe Boisseau	43,474,551	364,966	11,339,671
John Doerr	43,726,614	112,903	11,339,671
Arthur Levinson	43,778,187	61,330	11,339,671

The amendment to the Company’s certificate of incorporation was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
53,203,858	1,703,369	17,327	254,634

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
54,947,214	142,195	89,779	--

No further business was brought before the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date:  May 10, 2013                                                                            By:   /s/ Gary Loeb
Gary Loeb
SVP and General Counsel